Exhibit 10.1

Execution Version

$2,500,000,000 Aggregate Principal Amount

Pacific Gas and Electric Company

$500,000,000 Floating Rate Senior Notes due November 28, 2018

$1,150,000,000 3.30% Senior Notes due December 1, 2027

$850,000,000 3.95% Senior Notes due December 1, 2047

PURCHASE AGREEMENT

November 27, 2017

BARCLAYS CAPITAL INC.

CITIGROUP GLOBAL MARKETS INC.

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

                           INCORPORATED

MORGAN STANLEY & CO. LLC

As Representatives of the several

    Initial Purchasers named in Schedules I-A, I-B and I-C attached hereto

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Pacific Gas and Electric Company, a corporation organized under the laws of the State of California (the “Company”), proposes, upon the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to Barclays Capital Inc. (“Barclays”) and the other several initial purchasers named in Schedules I-A, I-B and I-C hereto (the “Initial Purchasers”), for whom Barclays, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC are acting as representatives (in such capacity, the “Representatives”), (i) $500,000,000 in aggregate principal amount of its floating rate Senior Notes due November 28, 2018 (the “2018 Notes”), (ii) $1,150,000,000 in aggregate principal amount of its 3.30% Senior Notes due December 1, 2027 (the “2027 Notes”) and (iii) $850,000,000 in aggregate principal amount of its 3.95% Senior Notes due December 1, 2047 (together with the 2018 Notes and the 2027 Notes, the “Notes”). The Notes will (i) have terms and provisions that are summarized in the Pricing Disclosure Package and Offering Memorandum (as defined below), and (ii) are to be issued pursuant to an indenture dated as of November 29, 2017 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). This Agreement is to confirm the agreement concerning the purchase of the Notes from the Company by the Initial Purchasers.

1. Purchase and Resale of the Notes. The Notes will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption pursuant to Section 4(a)(2) under the Securities Act. The Company has prepared a preliminary offering memorandum, dated November 27, 2017 (the “Preliminary Offering Memorandum”), pricing term sheets substantially in the form attached hereto as Schedules II-A, II-B and II-C (the “Pricing Term Sheets”) setting forth the terms of the Notes omitted from the Preliminary Offering Memorandum and an offering memorandum, dated November 27, 2017 (the “Offering Memorandum”), setting forth information regarding the Company, the Notes and the Exchange Notes (as defined herein). The Preliminary Offering Memorandum, as supplemented and amended as of the Applicable Time (as defined below), together with the Pricing Term Sheets and any of the documents listed on Schedule III hereto are collectively referred to as the “Pricing Disclosure Package”. The Company hereby confirms that it has authorized the use of the Pricing Disclosure Package and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers. “Applicable Time” means 5.00 p.m. (New York City time) on the date of this Agreement.

Any reference to the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum shall be deemed to refer to and include the Company’s most recent Annual Report on Form 10-K (the “Annual Report”) and all subsequent documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, as the case may be. Any reference to the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include any documents filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, and prior to such specified date. All documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports”.

You have advised the Company that you will offer and resell (the “Exempt Resales”) the Notes purchased by you hereunder on the terms set forth in each of the Pricing Disclosure Package and the Offering Memorandum, as amended or supplemented, solely to (i) persons whom you reasonably believe to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“Rule 144A”) (each a “QIB”), and (ii) outside the United States to certain persons who are not U.S. Persons (as defined in Regulation S under the Securities Act (“Regulation S”)) (such persons are referred to in this agreement as “Non-U.S. Persons”) in offshore transactions in reliance on Regulation S. As used herein, the terms “offshore transaction” and “United States” have the meanings assigned to them in Regulation S. Those persons specified in clauses (i) and (ii) are referred to herein as “Eligible Purchasers”.

Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement (the “Registration Rights Agreement”) between the

Company and the Representatives to be dated November 29, 2017 (the “Closing Date”) having substantially the terms described in the Pricing Disclosure Package. Pursuant to the Registration Rights Agreement, the Company will agree to file with the Commission under the circumstances set forth therein, a registration statement under the Securities Act relating to the Company’s Floating Rate Senior Notes due November 28, 2018 (the “2018 Exchange Notes”), the 3.30% Senior Notes due December 1, 2027 (the “2027 Exchange Notes”) and 3.95% Senior Notes due December 1, 2047 (together with the 2018 Exchange Notes and the 2027 Exchange Notes, the “Exchange Notes”) to be offered in exchange for the Notes. Such portion of the offering is referred to as the “Exchange Offer”.

2. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees as follows:

(a) When the Notes are issued and delivered pursuant to this Agreement, such Notes will not be of the same class (within the meaning of Rule 144A) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

(b) Assuming the accuracy of your representations and warranties in Section 3(b), the purchase and resale of the Notes pursuant hereto (including pursuant to the Exempt Resales) are exempt from the registration requirements of the Securities Act.

(c) No form of general solicitation or general advertising within the meaning of Regulation D under the Securities Act (“Regulation D”) (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) (each, a “General Solicitation”) was used by the Company, any of its affiliates or any of its representatives (other than you, as to whom the Company makes no representation) in connection with the offer and sale of the Notes.

(d) No directed selling efforts within the meaning of Rule 902 under the Securities Act were used by the Company or any of its representatives (other than you, as to whom the Company makes no representation) with respect to Notes sold outside the United States to Non-U.S. Persons, and the Company, any affiliate of the Company and any person acting on its or their behalf (other than you, as to whom the Company makes no representation) has complied with and will implement the “offering restrictions” required by Rule 902 under the Securities Act.

(e) Each of the Pricing Disclosure Package and the Offering Memorandum, each as of (i) its respective date (or in the case of the Pricing Disclosure Package, as of the Applicable Time) and (ii) the Closing Date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

(f) Neither the Company nor any other person acting on behalf of the Company has sold or issued any securities that would be integrated with the offering of the Notes contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(g) No order or decree preventing or suspending the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued, and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company is contemplated.

(h) The Offering Memorandum will not, as of its date or as of the Closing Date, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Initial Purchaser through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(e) hereof.

(i) As of the Applicable Time and the Closing Date, (i) the Pricing Disclosure Package and (ii) each electronic road show, if any, when taken together as a whole with the Pricing Disclosure Package, did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Pricing Disclosure Package based upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(e) hereof.

(j) The Company has not made any offer to sell or solicitation of an offer to buy the Notes that would constitute a “free writing prospectus” (if the offering of the Notes was made pursuant to a registered offering under the Securities Act), as defined in Rule 405 under the Securities Act (a “Free Writing Offering Document”) without the prior consent of the Representatives; any such Free Writing Offering Document the use of which has been previously consented to by the Representatives is listed on Schedule III.

(k) Each Free Writing Offering Document listed in Schedule III hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from a Free Writing Offering Document listed in

Schedule III hereto in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).

(l) The Exchange Act Reports, did not and will not, when filed with the Commission, contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(m) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Pricing Disclosure Package and the Offering Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(n) This Agreement has been duly authorized, executed and delivered by the Company.

(o) The Registration Rights Agreement has been duly authorized and, on the Closing Date, the Registration Rights Agreement will have been duly executed and delivered by the Company; and the Registration Rights Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by laws and principles of equity affecting the enforcement of creditors’ rights, including, without limitation, bankruptcy, reorganization, insolvency arrangement, fraudulent conveyance, moratorium, receivership, assignment for the benefit of creditors laws or by general equitable principles and except as rights to indemnification under the Registration Rights Agreement may be limited by applicable law.

(p) The Indenture has been duly authorized by the Company and, at the Closing Date, assuming due authorization, execution and delivery by the Trustee, the Supplemental Indenture will constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by laws and principles of equity affecting the enforcement of creditors’ rights, including, without limitation, bankruptcy, reorganization, insolvency arrangement, fraudulent conveyance, moratorium, receivership, assignment for the benefit of creditors laws; and upon the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(q) The issuance and sale by the Company of the Notes pursuant to this Agreement have been duly authorized by all necessary corporate action; and, when issued, authenticated and delivered pursuant to this Agreement against payment of the consideration therefor specified herein, the Notes will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by laws or principles of equity affecting creditors’ rights, including, without limitation, bankruptcy, reorganization, insolvency, arrangement, fraudulent conveyance, moratorium, receivership, assignment for the benefit of creditors laws, and will be entitled to the benefits of the Indenture.

(r) The issuance and authentication by the Company of the Exchange Notes pursuant to the Indenture and the Exchange Offer provided for in the Registration Rights Agreement have been duly authorized by all necessary corporate action; and, if and when issued, authenticated and delivered pursuant to the Indenture and the Registration Rights Agreement, the Exchange Notes will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by laws or principles of equity affecting creditors’ rights, including, without limitation, bankruptcy, reorganization, insolvency, arrangement, fraudulent conveyance, moratorium, receivership, assignment for the benefit of creditors laws, and will be entitled to the benefits of the Indenture.

(s) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Offering Memorandum, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”) or a company “controlled” by an “investment company” within the meaning of the 1940 Act.

(t) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained from the California Public Utilities Commission (the “CPUC”), under the Act, under the Trust Indenture Act or otherwise and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Initial Purchasers in the manner contemplated herein and in the Pricing Disclosure Package and the Offering Memorandum.

(u) Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any licenses, certificates, permits and other authorizations which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Pricing Disclosure Package and the Offering Memorandum.

(v) None of the issue and sale of the Notes, the execution, delivery and performance by the Company of the Notes, the Exchange Notes, the Indenture, the Registration Rights Agreement and this Agreement, the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum, the consummation of any other of the transactions herein contemplated or the performance by the Company of any of its obligations set forth herein will conflict with or result in, a breach or violation of: (i) the charter, bylaws or comparable constituent documents of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the case of clauses (ii) and (iii) above, for such conflicts, breaches or violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Pricing Disclosure Package and the Offering Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(x) There has not occurred any change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Pricing Disclosure Package that would reasonably be expected to have a Material Adverse Effect.

(y) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Pricing Disclosure Package and the Offering Memorandum (exclusive of any supplement thereto).

(z) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Pricing Disclosure Package and the Offering Memorandum, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and of the Public Company Accounting Oversight Board.

(aa) Except as set forth or contemplated in the Pricing Disclosure Package and the Offering Memorandum, neither the Company nor any of its subsidiaries is (i) in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and there is no investigation pending or, to the Company’s knowledge, threatened against it or its subsidiaries, that could reasonably be expected to lead to the making of such a claim.

(bb) The Company does not have any significant subsidiaries as defined by Rule 1-02 of Regulation S-X.

(cc) The CPUC has authorized the issuance and sale by the Company of the Notes, and such authorization is in full force and effect and sufficient for the issuance and sale of the Notes to the Initial Purchasers.

(dd) The Company and each of its consolidated subsidiaries maintain a system of internal accounting controls over financial reporting sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(ee) The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) and such disclosure controls and procedures were effective as of the end of the Company’s most recently completed fiscal quarter.

(ff) To the Company’s knowledge, none of the Company, any of its subsidiaries, or any director, officer, agent, affiliate or employee of the Company or any of its subsidiaries is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not use the proceeds from the sale of the Notes, or knowingly lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financing the activities of any person currently the subject of any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of the Company and delivered to the Initial Purchasers or counsel for the Initial Purchasers in connection with the offering of the Notes shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.

3. Purchase of the Notes by the Initial Purchasers, Agreements to Sell, Purchase and Resell.

(a) The Company hereby agrees, on the basis of the representations, warranties, covenants and agreements of the Initial Purchasers contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of (i) 99.850% of the principal amount of the 2018 Notes, (ii) 99.054% of the principal amount of the 2027 Notes and (iii) 98.689% of the principal amount of the 2047 Notes, plus accrued interest from the Closing Date to the date of payment, if any, the principal amount of Notes set forth opposite the name of such Initial Purchaser in Schedules I-A, I-B and I-C hereto. The Company shall not be obligated to deliver any of the securities to be delivered hereunder except upon payment for all of the securities to be purchased as provided herein.

(b) Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to the Company that it will offer the Notes for sale upon the terms and conditions set forth in this Agreement and in the Pricing Disclosure Package. Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to, and agrees with, the Company, on the basis of the representations, warranties and agreements of the Company, that such Initial Purchaser: (i) is a QIB with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Notes; (ii) in connection with the Exempt Resales, will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Pricing Disclosure Package; (iii) will not offer or sell the Notes, nor has it offered or sold the Notes by, or otherwise engaged in any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and (iv) will not engage in any directed selling efforts within the meaning of Rule 902 under the Securities Act, in connection with the offering of the Notes. The Initial Purchasers have advised the Company that they will offer the Notes to Eligible Purchasers at a price initially equal to (i) 100% of the principal amount of the 2018 Notes, (ii) 99.704% of the principal amount of the 2027 Notes and (iii) 99.564% of the principal amount of the 2047 Notes, plus accrued interest, if any, from the date of issuance of the Notes. Such price may be changed by the Initial Purchasers at any time without notice.

(c) The Initial Purchasers have not, and prior to the later of (A) the Closing Date and (B) completion of the distribution of the Notes, will not, use, authorize use of, refer to or distribute any material in connection with the offering and sale of the Notes other than (i) the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, (ii) any written communication that contains either (x) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (y) “issuer information” that was included (including through incorporation by reference) in the Preliminary Offering Memorandum or any Free Writing Offering Document listed on Schedule III hereto, (iii) the Free Writing Offering Documents listed on Schedule III hereto, (iv) any written communication prepared by such Initial Purchaser and approved by the Company in writing, or (v) any written communication relating to, or that contains the terms of, the Notes and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum.

Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(c), 7(d), 7(e) and 7(f) hereof, counsel to the Company, California counsel to the Company, General Counsel to PG&E Corporation and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements, and the Initial Purchasers hereby consent to such reliance.

4. Delivery of the Notes and Payment Therefor. Delivery to the Initial Purchasers of and payment for the Notes shall be made at the office of Skadden, Arps, Slate, Meagher & Flom LLP, at 10:00 A.M., New York City time, on the Closing Date. The place of closing for the Notes and the Closing Date may be varied by agreement between the Initial Purchasers and the Company.

The Notes will be delivered to the Initial Purchasers, or the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Notes to the account of the Initial Purchasers at DTC. The Notes will be evidenced by one or more global securities in definitive form (the “Global Notes”) and will be registered in the name of Cede & Co. as nominee of DTC. The Notes to be delivered to the Initial Purchasers shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 10:00 A.M., New York City time, on the business day next preceding the Closing Date.

5. Agreements of the Company. The Company agrees with each of the Initial Purchasers as follows:

(a) The Company will furnish to the Initial Purchasers, without charge, within two business days of the date of the Offering Memorandum, such number of copies of the Offering Memorandum as may then be amended or supplemented as they may reasonably request.

(b) The Company will prepare the Offering Memorandum in a form approved (such approval not to be unreasonably withheld or delayed) by the Initial Purchasers and will not make any amendment or supplement to the Pricing Disclosure Package or to the Offering Memorandum (other than the Exchange Act Reports) of which the Initial Purchasers shall not previously have been advised or to which they shall reasonably object after being so advised.

(c) The Company consents to the use of the Pricing Disclosure Package and the Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchasers and by all dealers to whom Notes may be sold, in connection with the offering and sale of the Notes.

(d) If, at any time prior to completion of the distribution of the Notes by the Initial Purchasers to Eligible Purchasers, any event occurs or information becomes known that, in the judgment of the Company or in the reasonable opinion of counsel for the Initial Purchasers, should be set forth in the Pricing Disclosure Package or the Offering Memorandum so that the Pricing Disclosure Package or the Offering Memorandum, as then amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Pricing Disclosure Package or the Offering Memorandum in order to comply with any law, the Company will forthwith prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Initial Purchasers and dealers a reasonable number of copies thereof.

(e) The Company will not make any offer to sell or solicitation of an offer to buy the Notes that would constitute a Free Writing Offering Document without the prior consent of the Representatives, which consent shall not be unreasonably withheld or delayed. If at any time following issuance of a Free Writing Offering Document any event occurred or occurs as a result of which such Free Writing Offering Document conflicts with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or, when taken together with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, as promptly as practicable after becoming aware thereof, the Company will give notice thereof to the Initial Purchasers through the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Initial Purchaser a Free Writing Offering Document or other document which will correct such conflict, statement or omission.

(f) The Company will promptly take such actions as the Initial Purchasers may, from time to time, reasonably request to qualify the Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(g) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Notes) or publicly announce an intention to effect any such transaction, until the Closing Date; provided that the prior written consent of the Representatives shall not be required for the sale or remarketing of tax-exempt bonds issued by a governmental authority or body for the benefit of the Company or for issuances of commercial paper or other debt securities with scheduled maturities of less than one year.

(h) So long as any of the Notes are outstanding, the Company will, if it is not then subject to Section 13 or 15(d) of the Exchange Act, at its expense, furnish to the Initial Purchasers, and, upon request, furnish to the holders of the Notes and prospective purchasers of the Notes, the information required by Rule 144A(d)(4) under the Securities Act (if any).

(i) The Company will apply the net proceeds from the sale of the Notes to be sold by it hereunder substantially in accordance with the description set forth in the Pricing Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds.”

(j) The Company and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably could be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Notes.

(k) The Company will use its best efforts to permit the Notes to be eligible for clearance and settlement through DTC.

(l) Until the second anniversary of the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been acquired by any of them, except for Notes purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(m) The Company agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Notes.

(n) In connection with any offer or sale of the Notes, the Company will not engage, and will cause its respective affiliates and any person acting on its behalf (other than, in any case, the Initial Purchasers and any of their affiliates, as to whom the Company makes no covenant) not to engage (i) in any form of general solicitation or general advertising (within the meaning of Regulation D or any public offering within the meaning of Section 4(a)(2) of the Securities Act in connection with any offer or sale of the Notes and/or (ii) in any directed selling effort with respect to the Notes within the meaning of Regulation S under the Securities Act, and to comply with the offering restrictions requirement of Regulation S of the Securities Act.

(o) The Company agrees to comply with all the terms and conditions of the Registration Rights Agreement and all agreements set forth in the representation letter of the Company to DTC relating to the approval of the Notes by DTC for “book entry” transfer.

6. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay all expenses, costs, fees and taxes incident to and in connection with: (a) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum (including, without limitation, financial statements and exhibits and one or more versions of the Preliminary Offering Memorandum) and all amendments and supplements thereto (including the fees, disbursements and expenses of the Company’s accountants and counsel); (b) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, the Registration Rights Agreement, all Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith and with the Exempt Resales; (c) the issuance and delivery by the Company of the Notes and any taxes payable in connection therewith; (d) the qualification of the Notes and Exchange Notes for offer and sale under the securities or Blue Sky laws of the several states and any foreign jurisdictions as the Initial Purchasers may designate (including, without limitation, the reasonable fees and disbursements of the Initial Purchasers’ counsel relating to such registration or qualification); (e) the furnishing of such copies of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales; (f) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof); (g) the approval of the Notes by DTC for “book-entry” transfer; (h) the rating of the Notes and the Exchange Notes; (i) the obligations of the Trustee, any agent of the Trustee and the counsel for the Trustee in connection with the Indenture, the Notes and the Exchange Notes; and (j) the performance by the Company of its other obligations under this Agreement.

7. Conditions to Initial Purchasers’ Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) Cravath, Swaine & Moore LLP shall have furnished to the Initial Purchasers its written opinion and negative assurance letter, as counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially in the form of Exhibit A hereto.

(b) Munger, Tolles & Olson LLP shall have furnished to the Initial Purchasers its written opinion, as California counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially in the form of Exhibit B hereto.

(c) The General Counsel of the PG&E Corporation shall have furnished to the Initial Purchasers a written opinion, as General Counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially in the form of Exhibit C hereto.

(d) The Initial Purchasers shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Initial Purchasers, such opinion or opinions and negative assurance letter, dated the Closing Date, with respect to the issuance and sale of the Notes, the Pricing Disclosure Package, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents and information as such counsel reasonably requests for the purpose of enabling them to pass upon such matters.

(e) The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives, at the Applicable Time and at the Closing Date, letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Applicable Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and stating in effect that:

(i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum and reported on by them comply as to form with the applicable accounting requirements of the Securities Act and the Exchange Act and the related rules and regulations adopted by the Commission;

(ii) carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to September 30, 2017, nothing came to their attention which caused them to believe that, with respect to the period subsequent to September 30, 2017, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt or short-term borrowings of the Company and its subsidiaries or the capital stock of the Company or decreases in current assets or the shareholders’ equity of the Company, as compared with the amounts shown on the September 30, 2017 consolidated balance sheet included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, or for the period from October 1, 2017 to such specified date there were any decreases, as compared with the corresponding period in the preceding year in operating revenues, income before income taxes or net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

(iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature

(which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Pricing Disclosure Package and the Offering Memorandum, including the information set forth under the captions “Ratio of Earnings to Fixed Charges” and “Capitalization” in the Pricing Disclosure Package and the Offering Memorandum, and the information included or incorporated by reference in Items 1, 1A, 6, 7 and 7A of the Company’s Annual Report on Form 10-K and the information included in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” included in any Quarterly Report on Form 10-Q filed by the Company and incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

(f) Subsequent to the Applicable Time, there shall not have been (i) any material change or decrease specified in the letter or letters referred to in paragraph f of this Section 7 or (ii) any change in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Pricing Disclosure Package and the Offering Memorandum the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Pricing Disclosure Package and the Offering Memorandum.

(g) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board, the Chief Executive Officer, the President, any Senior Vice President or the Treasurer and by the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Pricing Disclosure Package and the Offering Memorandum, as well as any electronic road show used in connection with the offering of the Notes, and this Agreement and that the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(h) Subsequent to the Applicable Time, there shall not have been any decrease in the rating of any of PG&E Corporation’s or the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating.

(i) The Notes shall be eligible for clearance and settlement through DTC.

(j) The Company shall have executed and delivered the Registration Rights Agreement, and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company.

(k) The Company and the Trustee shall have executed and delivered the Indenture, and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company and the Trustee.

(l) On or prior to the Closing Date, the Company shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers may reasonably request.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 7 shall be delivered at the office of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Initial Purchasers, at Four Times Square, New York, New York, on the Closing Date.

8. Indemnification and Contribution.

(a) The Company hereby agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which that Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum, the Pricing Disclosure Package or Offering Memorandum, or in any such amendment or supplement thereto, in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the

Company through the Representatives by or on behalf of any Initial Purchaser specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Initial Purchaser or to any affiliate, director, officer, employee or controlling person of that Initial Purchaser.

(b) Each Initial Purchaser, severally and not jointly, hereby agrees to indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Representatives by or on behalf of that Initial Purchaser specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Initial Purchaser may otherwise have to the Company or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under paragraphs (a) or (b) above except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to an indemnified party otherwise than under paragraphs (a) or (b) above. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8, if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnified party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other, from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the

Company, or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Initial Purchaser with respect to the offering of the Notes exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective purchase obligations and not joint.

(e) The Initial Purchasers severally confirm and the Company acknowledges and agrees that the statements with respect to the offering of the Notes by the Initial Purchasers set forth in (i) the last paragraph on the front cover of the Offering Memorandum and (ii) in the section entitled “Plan of Distribution,” the paragraph related to concessions, reallowances, stabilization, syndicate covering transactions and penalty bids in the Pricing Disclosure Package and the Offering Memorandum are correct and constitute the only information concerning such Initial Purchasers furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, in any amendment or supplement thereto, or in any Blue Sky Application or Marketing Materials.

9. Defaulting Initial Purchasers.

(a) If, on the Closing Date, any Initial Purchaser defaults on its obligations to purchase the Notes that it has agreed to purchase under this Agreement, the remaining non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Notes by the non-defaulting Initial Purchasers or other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase the Notes on such terms. In the event that within the respective prescribed periods, the non-defaulting Initial Purchasers notify the Company that they have so arranged for the purchase of such Notes, or the Company notifies the non-defaulting Initial Purchasers that it has so arranged for the purchase of such Notes, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that, in the opinion of counsel for the Company or counsel for the Initial Purchasers, may be necessary in the Pricing Disclosure

Package, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Pricing Disclosure Package or the Offering Memorandum that effects any such changes. For all purposes in this Agreement, unless the context requires otherwise, the term “Initial Purchaser” includes any party not listed in Schedules I-A, I-B or I-C hereto that, pursuant to this Section 9, purchases Notes that a defaulting Initial Purchaser agreed, but subsequently failed, to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Notes that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Notes that such Initial Purchaser agreed to purchase hereunder) of the Notes of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made; provided, however, that the non-defaulting Initial Purchasers shall not be obligated to purchase more than 110% of the aggregate principal amount of Notes that they agreed to purchase on the Closing Date pursuant to the terms of Section 3.

(c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any non-defaulting Initial Purchaser for damages caused by such Initial Purchaser’s default.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Notes, if at any time prior to such delivery and payment: (a) (i) trading in the common stock of PG&E Corporation shall have been suspended by the Commission or the New York Stock Exchange, (ii) trading in any series of the preferred stock of the Company shall have been suspended by the Commission or the NYSE MKT LLC, (iii) (A) trading in securities generally on the New York Stock Exchange shall have been suspended or limited, (B) minimum prices shall have been established on either of such exchanges, or (C) there shall have been a material disruption in the clearance or settlement of securities generally on either of such exchanges which makes it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by this Agreement, the Pricing Disclosure Package or the Offering Memorandum, (b) a banking moratorium shall have been declared either by Federal, California or New York State authorities, (c) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis which makes it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by this Agreement, the Pricing Disclosure Package or the Offering Memorandum or (d) there shall have been such a material adverse change in general economic, political or financial conditions or the financial markets in the United States which makes it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by this Agreement, the Pricing Disclosure Package or the Offering Memorandum.

11. Reimbursement of Initial Purchasers’ Expenses. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company shall reimburse the Initial Purchasers severally through the Representatives, on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to any Initial Purchasers, shall be sent by hand delivery, mail, overnight courier or facsimile transmission to:

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Attention: Syndicate Registration

Facsimile: (646) 834-8133

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Attention: General Counsel

Facsimile: (646) 291-1469

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Attention: Investment Grade Syndicate Desk – 3rd Floor

Facsimile: (212) 834-6081

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

50 Rockefeller Plaza

NY1-050-12-01

New York, NY 10020

Attention: High Grade Transaction Management/Legal

Facsimile: (646) 855-5958

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, NY 10036

Attention: Investment Banking Division

Facsimile: (212) 507-8999

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, NY 10036

Attention: Andrea Nicolas

Facsimile: (917) 777-2964

and with a copy, in the case of any notice pursuant to

Section 8(c), to the Director of Litigation:

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Attention: Office of the General Counsel

(b) if to the Company, shall be sent by mail, telex, overnight courier or facsimile transmission to:

with a copy to:

Company’s General Counsel

Pacific Gas and Electric Company

77 Beale Street,

San Francisco, CA 94105

Attention: General Counsel

Fax: (415) 973-6374

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by the Representatives.

13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Company and the Initial Purchasers contained in this Agreement shall also be deemed to be for the benefit of affiliates, directors, officers and employees of the Initial Purchasers or the Company, respectively, and each person or persons, if any, controlling any Initial Purchaser or the Company, respectively, within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

15. Definition of the Terms “Business Day”, “Affiliate”, and “Subsidiary”. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

16. Governing Law & Venue. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Company and each of the Initial Purchasers agree that any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection that such party may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding.

17. Waiver of Jury Trial. The Company and each of the Initial Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, or any other services the Initial Purchasers may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Initial Purchasers: (a) no fiduciary or agency relationship exists between the Company and any other person, on the one hand, and the Initial Purchasers, on the other hand; (b) the Initial Purchasers are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the purchase price of the Notes, and such relationship between the Company, on the one hand, and the Initial Purchasers, on the other hand, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Initial Purchasers may have to the Company shall be limited to those duties and obligations specifically stated herein; (d) the Initial Purchasers and their respective affiliates may have interests that differ from those of the Company; and (e) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company hereby waives any claims that the Company may have against the Initial Purchasers with respect to any breach of fiduciary duty in connection with the Notes.

19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

Execution Version

If the foregoing correctly sets forth the agreement between the Company, and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, PACIFIC GAS AND ELECTRIC COMPANY

By	/s/ Nicholas M. Bijur
Name: Nicholas M. Bijur
Title: Vice President and Treasurer

[Signature Page to Purchase Agreement]

Accepted:

By BARCLAYS CAPITAL INC., as Authorized Representative

By:	/s/ Robert Stow
Name: Robert Stow
Title: Managing Director

By Citigroup Global Markets Inc., as Authorized Representative

By	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Vice President

By J.P. Morgan Securities LLC, as Authorized Representative

By	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

By MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED, as Authorized Representative

By	/s/ David Mikula
Name: David Mikula
Title: Managing Director

By MORGAN STANLEY & CO. LLC, as Authorized Representative

By	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

[Signature Page to Purchase Agreement]

SCHEDULE I-A
Initial Purchasers	Principal Amount of Notes to be Purchased
Barclays Capital Inc.	$76,000,000
Citigroup Global Markets Inc.	$76,000,000
J.P. Morgan Securities LLC	$76,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$76,000,000
Morgan Stanley & Co. LLC	$76,000,000
CIBC World Markets Corp.	$17,000,000
Mizuho Securities Americas Inc.	$17,000,000
MUFG Securities Americas Inc.	$17,000,000
SMBC Nikko Securities America, Inc.	$17,000,000
U.S. Bancorp Investments, Inc.	$17,000,000
CastleOak Securities, L.P.	$8,750,000
Great Pacific Securities	$8,750,000
Loop Capital Markets LLC	$8,750,000
Samuel A. Ramirez & Company, Inc.	$8,750,000

Total	$500,000,000

SCHEDULE I-B
Initial Purchasers	Principal Amount of Notes to be Purchased
Barclays Capital Inc.	$174,800,000
Citigroup Global Markets Inc.	$174,800,000
J.P. Morgan Securities LLC	$174,800,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$174,800,000
Morgan Stanley & Co. LLC	$174,800,000
CIBC World Markets Corp.	$39,100,000
Mizuho Securities Americas Inc.	$39,100,000
MUFG Securities Americas Inc.	$39,100,000
SMBC Nikko Securities America, Inc.	$39,100,000
U.S. Bancorp Investments, Inc.	$39,100,000
CastleOak Securities, L.P.	$20,125,000
Great Pacific Securities	$20,125,000
Loop Capital Markets LLC	$20,125,000
Samuel A. Ramirez & Company, Inc.	$20,125,000

Total	$1,150,000,000

SCHEDULE I-C
Initial Purchasers	Principal Amount of Notes to be Purchased
Barclays Capital Inc.	$129,200,000
Citigroup Global Markets Inc.	$129,200,000
J.P. Morgan Securities LLC	$129,200,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$129,200,000
Morgan Stanley & Co. LLC	$129,200,000
CIBC World Markets Corp.	$28,900,000
Mizuho Securities Americas Inc.	$28,900,000
MUFG Securities Americas Inc.	$28,900,000
SMBC Nikko Securities America, Inc.	$28,900,000
U.S. Bancorp Investments, Inc.	$28,900,000
CastleOak Securities, L.P.	$14,875,000
Great Pacific Securities	$14,875,000
Loop Capital Markets LLC	$14,875,000
Samuel A. Ramirez & Company, Inc.	$14,875,000

Total	$850,000,000

SCHEDULE II-A

PRICING TERM SHEET

Pacific Gas and Electric Company

$500,000,000 Floating Rate Senior Notes due November 28, 2018

November 27, 2017

Issuer:	Pacific Gas and Electric Company
Trade Date:	November 27, 2017
Settlement Date:	November 29, 2017
Principal Amount:	$500,000,000
Maturity Date:	November 28, 2018
Coupon:	3-month USD LIBOR + 23 basis points
Benchmark Treasury Yield:	3-month USD LIBOR
Spread to Benchmark:	+ 23 basis points
Issue Price:	100%
Interest Payment Dates:	February 28, 2018, May 28, 2018, August 28, 2018 and the Maturity Date
Interest Determination Dates:	Second London business day immediately preceding the original issue date, or the second London business day immediately preceding the applicable interest reset date.
Day Count Convention:	Actual/360
Denominations:	$100,000/$1,000
CUSIP:	694308 HT7 (144A); U69430 AD5 (Reg S)
ISIN:	US694308HT74 (144A); USU69430AD52 (Reg S)
Concurrent Debt Offerings:	$1,150,000,000 principal amount of 3.30% Senior Notes Due December 1, 2027 $850,000,000 principal amount of 3.95% Senior Notes Due December 1, 2047
Use of Proceeds:	We expect to use the net proceeds from this and the concurrent debt offerings to repay all of the $700,000,000 outstanding principal amount of our 5.625% senior notes due November 30, 2017, all of the $250,000,000 outstanding principal amount of our floating rate senior notes due November 30, 2017, all of our $250,000,000 floating rate unsecured term loan maturing February 22, 2018, and a portion of our 8.25% senior notes due October 15, 2018, and the balance, if any, for general corporate purposes, which may include capital expenditures and repayment of outstanding commercial paper.
Registration Rights:	The senior notes will have registration rights, as more fully described in the Preliminary Offering Memorandum.

Joint Book-Running Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC
Co-Managers:

CastleOak Securities, L.P.

CIBC World Markets Corp.

Great Pacific Securities
Loop Capital Markets LLC

Mizuho Securities USA LLC

MUFG Securities Americas Inc.

Samuel A. Ramirez & Company, Inc.

SMBC Nikko Securities America, Inc.

U.S. Bancorp Investments, Inc.

The Notes have not been registered under the U.S. Securities Act of 1933 and are being offered only to qualified institutional buyers under Rule 144A and outside the United States in compliance with Regulation S.

You may obtain a copy of the Preliminary Offering Memorandum and Final Offering Memorandum (when available) for this transaction by calling your sales representative from (i) Barclays Capital Inc., toll free at 1-888-603-5847, (ii) Citigroup Global Markets Inc., toll free at 1-800-831-9146, (iii) J.P. Morgan Securities LLC, toll free at 1-212-834-4533, (iv) Merrill Lynch, Pierce, Fenner & Smith Incorporated, toll free at 1-800-294-1322 or (v) Morgan Stanley & Co. LLC, toll free at 1-866-718-1649.

SCHEDULE II-B

PRICING TERM SHEET

Pacific Gas and Electric Company

$1,150,000,000 3.30% Senior Notes due December 1, 2027

November 27, 2017

Issuer:	Pacific Gas and Electric Company
Trade Date:	November 27, 2017
Settlement Date:	November 29, 2017
Principal Amount:	$1,150,000,000
Maturity Date:	December 1, 2027
Coupon:	3.30%
Benchmark Treasury:	2.25% due November 15, 2027
Benchmark Treasury Yield:	2.335%
Spread to Benchmark Treasury:	+100 basis points
Yield to Maturity:	3.335%
Issue Price:	99.704%
Interest Payment Dates:	June 1 and December 1, commencing June 1, 2018
Redemption Provisions:

At any time prior to September 1, 2027 (the date that is three months prior to the maturity date), we may, at our option, redeem the 2027 notes in whole or in part at a redemption price equal to the greater of:

•    100% of the principal amount of the 2027 notes to be redeemed; or

•    as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the 2027 notes to be redeemed (not including any portion of payments of interest accrued as of the redemption date) calculated as if the maturity date of the 2027 notes was September 1, 2027 (the date that is three months prior to the maturity date), discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate plus 15 basis points, plus, in either case, accrued and unpaid interest to, but not including, the redemption date.

At any time on or after September 1, 2027 (the date that is three months prior to the maturity date), we may redeem the 2027 notes, in whole or in part, at 100% of the principal amount of the 2027 notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date.

Denominations:	$100,000/$1,000
CUSIP:	694308 HV2 (144A); U69430 AE3 (Reg S)
ISIN:	US694308HV21 (144A); USU69430AE36 (Reg S)
Concurrent Debt Offerings:	$500,000,000 principal amount of Floating Rate Senior Notes Due November 28, 2018 $850,000,000 principal amount of 3.95% Senior Notes Due December 1, 2047
Use of Proceeds:	We expect to use the net proceeds from this and the concurrent debt offerings to repay all of the $700,000,000 outstanding principal amount of our 5.625% senior notes due November 30, 2017, all of the $250,000,000 outstanding principal amount of our floating rate senior notes due November 30, 2017, all of our $250,000,000 floating rate unsecured term loan maturing February 22, 2018, and a portion of our 8.25% senior notes due October 15, 2018, and the balance, if any, for general corporate purposes, which may include capital expenditures and repayment of outstanding commercial paper.
Registration Rights:	The senior notes will have registration rights, as more fully described in the Preliminary Offering Memorandum.
Joint Book-Running Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC
Co-Managers:

CastleOak Securities, L.P.

CIBC World Markets Corp.

Great Pacific Securities
Loop Capital Markets LLC

Mizuho Securities USA LLC

MUFG Securities Americas Inc.

Samuel A. Ramirez & Company, Inc.

SMBC Nikko Securities America, Inc.

U.S. Bancorp Investments, Inc.

The Notes have not been registered under the U.S. Securities Act of 1933 and are being offered only to qualified institutional buyers under Rule 144A and outside the United States in compliance with Regulation S.

You may obtain a copy of the Preliminary Offering Memorandum and Final Offering Memorandum (when available) for this transaction by calling your sales representative from (i) Barclays Capital Inc., toll free at 1-888-603-5847, (ii) Citigroup Global Markets Inc., toll free at 1-800-831-9146, (iii) J.P. Morgan Securities LLC, toll free at 1-212-834-4533, (iv) Merrill Lynch, Pierce, Fenner & Smith Incorporated, toll free at 1-800-294-1322 or (v) Morgan Stanley & Co. LLC, toll free at 1-866-718-1649.

SCHEDULE II-C

PRICING TERM SHEET

Pacific Gas and Electric Company

$850,000,000 3.95% Senior Notes due December 1, 2047

November 27, 2017

Issuer:	Pacific Gas and Electric Company
Trade Date:	November 27, 2017
Settlement Date:	November 29, 2017
Principal Amount:	$850,000,000
Maturity Date:	December 1, 2047
Coupon:	3.95%
Benchmark Treasury:	2.75% due August 15, 2047
Benchmark Treasury Yield:	2.775%
Spread to Benchmark Treasury:	+120 basis points
Yield to Maturity:	3.975%
Issue Price:	99.564%
Interest Payment Dates:	June 1 and December 1, commencing June 1, 2018
Redemption Provisions:

At any time prior to June 1, 2047 (the date that is six months prior to the maturity date), we may, at our option, redeem the 2047 notes in whole or in part at a redemption price equal to the greater of:

•    100% of the principal amount of the 2047 notes to be redeemed; or

•    as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the 2047 notes to be redeemed (not including any portion of payments of interest accrued as of the redemption date) calculated as if the maturity date of the 2047 notes was June 1, 2047 (the date that is six months prior to the maturity date), discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate plus 20 basis points, plus, in either case, accrued and unpaid interest to, but not including, the redemption date.

At any time on or after June 1, 2047 (the date that is six months prior to the maturity date), we may redeem the 2047 notes, in whole or in part, at 100% of the principal amount of the 2047 notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date.

Denominations:	$100,000/$1,000
CUSIP:	694308 HX8 (144A); U69430 AF0 (Reg S)
ISIN:	US694308HX86 (144A); USU69430AF01 (Reg S)
Concurrent Debt Offerings:	$500,000,000 principal amount of Floating Rate Senior Notes Due November 28, 2018 $1,150,000,000 principal amount of 3.30% Senior Notes Due December 1, 2027
Use of Proceeds:	We expect to use the net proceeds from this and the concurrent debt offerings to repay all of the $700,000,000 outstanding principal amount of our 5.625% senior notes due November 30, 2017, all of the $250,000,000 outstanding principal amount of our floating rate senior notes due November 30, 2017, all of our $250,000,000 floating rate unsecured term loan maturing February 22, 2018, and a portion of our 8.25% senior notes due October 15, 2018, and the balance, if any, for general corporate purposes, which may include capital expenditures and repayment of outstanding commercial paper.
Registration Rights:	The senior notes will have registration rights, as more fully described in the Preliminary Offering Memorandum.
Joint Book-Running Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC
Co-Managers:

CastleOak Securities, L.P.

CIBC World Markets Corp.

Great Pacific Securities
Loop Capital Markets LLC

Mizuho Securities USA LLC

MUFG Securities Americas Inc.

Samuel A. Ramirez & Company, Inc.

SMBC Nikko Securities America, Inc.

U.S. Bancorp Investments, Inc.

The Notes have not been registered under the U.S. Securities Act of 1933 and are being offered only to qualified institutional buyers under Rule 144A and outside the United States in compliance with Regulation S.

You may obtain a copy of the Preliminary Offering Memorandum and Final Offering Memorandum (when available) for this transaction by calling your sales representative from (i) Barclays Capital Inc., toll free at 1-888-603-5847, (ii) Citigroup Global Markets Inc., toll free at 1-800-831-9146, (iii) J.P. Morgan Securities LLC, toll free at 1-212-834-4533, (iv) Merrill Lynch, Pierce, Fenner & Smith Incorporated, toll free at 1-800-294-1322 or (v) Morgan Stanley & Co. LLC, toll free at 1-866-718-1649.

SCHEDULE III

A.	None

B.	None

Exhibit A

Company Counsel Opinion

[Attached]

Company Counsel Negative Assurance Letter

[Attached]

Exhibit B

California Company Counsel Opinion

[Attached]

Exhibit C

General Counsel Opinion

[Attached]